UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material under §240.14a-12

Poshmark, Inc.

(Name of Registrant as Specified in Its Charter)

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NAVER to Acquire Poshmark ©2022 NAVER Corp. All rights reserved. Transaction Overview NAVER to acquire all issued and outstanding Poshmark shares for $17.90 in cash, funded with NAVER’s cash balances and other existing financing sources Currently expected to close by Q1 2023, subject to approval by Poshmark’s stockholders and satisfaction of certain other customary closing conditions Poshmark will become a standalone U.S. subsidiary of NAVER and continue to be led by CEO Manish Chandra and current management team CREATES a global player in online fashion re-commerce EXPANDS and diversifies NAVER’s leading e-commerce platform, strengthening its community with a global social network of younger users POSITIONS it to capitalize on the global online fashion re-commerce and sustainable economy opportunity EXTENDS Poshmark’s leadership and capitalizes on changing consumer trends through new technology investments, international expansion, and category and product evolution REDEFINES commerce and community around a shared vision and commitment to content, community and empowerment Korea’s largest internet company and online community builder Market leader in search, e-commerce, community and online payment service Over $25 billion of GMV1 in 2021 Leading social e-commerce marketplace for new and secondhand style Primarily millenial and Gen Z active users, across 90% of zip codes in the U.S. $1.8 billion of GMV1 in 2021 person events like PoshFest Empowerment Community Content Shared Set of Values & Vision First blogging platform in Korea, largest storytelling platform globally (Webtoons, Wattpad) Largest and longest-standing online community in Korea (Zepeto, Café, Band) Enabling small and medium sized commerce, democratizing webtoons creation and publication Unique styles, fashion, trends More than 80 million registered users, active users spend ~25 minutes/day on the platform, connect at in-person events like PoshFest Easily list and sell your closet Highly Compelling Transaction Expands long-term opportunity in fashion re-commerce and creates globally distributed user base with influx of younger users U.S. online re-commerce market Creates a global commerce community with access to Poshmark’s social networking and discovery-based shopping Relationship-oriented communities leveraged Monthly users on NAVER Café Platform

Enhances Poshmark’s user experience with NAVER’s unrivaled and innovative technology offerings 3 Leverages NAVER’s proven data analytics technology to improve marketing and engagement strategies to make Poshmark the platform of choice for buyers and sellers Accelerates Poshmark’s plan to roll out ads to its deeply engaged community Enables Poshmark to develop innovative payment solutions Enables global live commerce adoption 5 Livestream shopping is a key driver of e-commerce in China and Korea, and increasingly in the U.S. NAVER’s Shopping Live is leader in Korea Invite Others to Co-Host Share Others’ Listings to the Livestream Virtual Posh Parties Smaller Sellers Gain Exposure and Sales

Combination positioned to create a unique global re-commerce footprint 6 Poshmark will benefit from NAVER’s presence in high-growth markets including Korea and Japan Provides NAVER with an enhanced foothold in the U.S. South Korea, France Both U.S. NAVER LINE Japan, Taiwan, Hong Kong, Thailand, Singapore, Indonesia, Vietnam Canada, UK, Australia, India

Transaction Overview NAVER to acquire all issued and outstanding Poshmark shares for $17.90 in cash, funded with NAVER’s cash balances and other existing financing sources Represents an enterprise value c. $1.2 billion Poshmark will become a standalone U.S. subsidiary of NAVER and continue to be led by CEO Manish Chandra and current management team Currently expected to close by Q1 2023, subject to approval by Poshmark’s stockholders and satisfaction of certain other customary closing conditions

©2022 NAVER Corp. All rights reserved. Transaction Overview NAVER to acquire all issued and outstanding Poshmark shares for $17.90 in cash, funded with NAVER’s cash balances and other existing financing sources Currently expected to close by Q1 2023, subject to approval by Poshmark’s stockholders and satisfaction of certain other customary closing conditions Poshmark will become a standalone U.S. subsidiary of NAVER and continue to be led by CEO Manish Chandra and current management team CREATES a global player in online fashion re-commerce EXPANDS and diversifies NAVER’s leading e-commerce platform, strengthening its community with a global social network of younger users POSITIONS it to capitalize on the global online fashion re-commerce and sustainable economy opportunity EXTENDS Poshmark’s leadership and capitalizes on changing consumer trends through new technology investments, international expansion, and category and product evolution REDEFINES commerce and community around a shared vision and commitment to content, community and empowerment Korea’s largest internet company and online community builder Market leader in search, e-commerce, community and online payment service Over $25 billion of GMV1 in 2021 Leading social e-commerce marketplace for new and secondhand style Primarily millenial and Gen Z active users, across 90% of zip codes in the U.S. $1.8 billion of GMV1 in 2021 1 Gross Merchandise Value Enables global live commerce adoption 5 Livestream shopping is a key driver of e-commerce in China and Korea, and increasingly in the U.S. NAVER’s Shopping Live is leader in Korea Highly Compelling Transaction Expands long-term opportunity in fashion re-commerce and creates globally distributed user base with influx of younger users Creates a global commerce community with access to Poshmark’s social networking and discovery-based shopping Relationship-oriented communities leveraged “Micro” BUILDS ON Monthly users on NAVER Café Platform 28M U.S. online re-commerce market 2025 $130B 2021 $63B 1 2 Virtual Posh Parties Smaller Sellers Gain Exposure and Sales Invite Others to Co-Host Share Others’ Listings to the Livestream Combination positioned to create a unique global re-commerce footprint 6 Poshmark will benefit from NAVER’s presence in high-growth markets including Korea and Japan Provides NAVER with an enhanced foothold in the U.S. Enhances Poshmark’s user experience with NAVER’s unrivaled and innovative technology offerings 3 Leverages NAVER’s proven data analytics technology to improve marketing and engagement strategies to make Poshmark the platform of choice for buyers and sellers Accelerates Poshmark’s plan to roll out ads to its deeply engaged community Enables Poshmark to develop innovative payment solutions 4 Represents an enterprise value c. $1.2 billion First blogging platform in Korea, largest storytelling platform globally (Webtoons, Wattpad) Enabling small and medium sized commerce, democratizing webtoons creation and publication Unique styles, fashion, trends Easily list and sell your closet Largest and longest-standing online community in Korea (Zepeto, Café, Band) More than 80 million registered users, active users spend ~25 minutes/day on the platform, connect at in-person events like PoshFest Empowerment Community Content Shared Set of Values & Vision Important Information and Where to Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. It does not constitute a prospectus or prospectus equivalent document. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. In connection with the proposed transaction between NAVER Corporation (“NAVER”) and Poshmark, Inc. (“Poshmark”), Poshmark will file with the SEC a Proxy Statement, the definitive version of which will be sent or provided to Poshmark stockholders. Poshmark may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which Poshmark or NAVER may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by Poshmark through the website maintained by the SEC at www.sec.gov. Participants in the Solicitation NAVER and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from Poshmark’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding Poshmark’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, will be included in the Proxy Statement (when available). Poshmark stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Poshmark directors and executive officers in the proposed transaction, which may be different than those of Poshmark’s stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these documents using the sources indicated above. Cautionary Statement Regarding Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are based on NAVER’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by NAVER and Poshmark, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the proposed transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction; (iii) potential delays in consummation the proposed transaction; (iv) the ability of NAVER to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the impact of the COVID-19 pandemic and the current conflict between the Russian Federation and Ukraine on NAVER’s business and general economic conditions; (vii) NAVER’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm NAVER’s business, including current plans and operations; (xi) the ability of NAVER to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting NAVER’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which NAVER operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect NAVER’s financial performance; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as NAVER’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the Proxy Statement to be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks. The forward-looking statements included herein are made only as of the date hereof. NAVER does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws